Exhibit 99.1

Spansion Inc. Reports Third Quarter 2013 Results

Sunnyvale, California, October 31, 2013 -- Spansion Inc. (NYSE: CODE), a global leader in embedded systems solutions, today announced operating results for its third quarter ended September 29, 2013.

On a U.S. GAAP basis, Spansion reported third quarter net sales of $273.4 million, gross margin of 20.5%, operating loss of $43.0 million and net loss of $36.9 million. The GAAP operating loss includes $36.0 million of acquisition related costs and purchase accounting inventory markup.

On a non-GAAP basis, net sales totaled $274.9 million, gross margin was 35.4%, operating income was $25.2 million and net income was $16.6 million.

For a reconciliation of GAAP to non-GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below.

Third Quarter 2013 Financial Highlights:

●	Non-GAAP Revenue of $274.9 million

●	Non-GAAP gross margin of 35.4%

●	Non-GAAP operating income of $25.2 million or 9.2% of revenue

●	Adjusted EBITDA of $38.0 million

●	Non-GAAP Diluted EPS $0.27

●	Cash, cash equivalents and short term investments of $228.4 million

Note: Percentages may not calculate precisely due to rounding.

Third Quarter 2013 Business Highlights:

●	Continued embedded market leadership and focused execution

●	Completed the acquisition of the Microcontroller and Analog/Mixed Signal business from Fujitsu

●	Strong design win momentum across all embedded segments

●	Progress with IP licensing and royalty revenue

"The third quarter played out as expected. Our financial results were in line with our expectations, and we closed the acquisition of the Microcontroller and Analog/Mixed Signal business from Fujitsu in a timely and efficient manner," said John Kispert, CEO of Spansion.  "Design win momentum continues to grow across all of our embedded markets. Looking forward, we will continue to focus on execution, customer service and innovation across our microcontrollers, Flash memory and analog/mixed signal product portfolio to enable differentiation in the automotive, industrial, communications and consumer segments."

Exhibit 99.1

Quarterly Conference Call and Accompanying Slide Presentations

Spansion will host a conference call Thursday, October 31, 2013, at 1:30 PM PT/ 4:30 PM ET to discuss its third quarter 2013 results. A live webcast of the conference call, with accompanying slide presentations, may be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/.

Dial-in: 1-866-318-8615 (toll free), 1-617-399-5134 (International), Passcode: 30735889

An audio replay will be available within two hours of the call through November 7, 2013 and may be accessed via dial-in at 1-888-286-8010 (US), 1-617-801-6888 (International), with the Passcode 92952187 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/.

Third Quarter 2013 Results

 U.S. GAAP Results, in $millions except per share data and percentages

	Q3 2013	Q2 2013	Q3 2012
Net Sales	$273.4	$195.1	$239.7
Gross Margin	20.5%	29.4%	32.7%
Operating Income (Loss)	($43.0)	($0.6)	$14.0
Operating Margin	(15.7%)	(0.3%)	5.8%
Net Income (Loss)	($36.9)	($3.2)	$5.1
Diluted Net Income (Loss) Per Share	($0.63)	($0.06)	$0.08

Non-GAAP Results, in $millions except per share data and percentages

	Q3 2013	Q2 2013	Q3 2012
Net Sales	$274.9	$195.1	$239.7
Gross Margin	35.4%	33.6%	36.3%
Operating Income	$25.2	$18.4	$31.5
Operating Margin	9.2%	9.5%	13.1%
Net Income	$16.6	$15.7	$22.6
Diluted Net Income Per Share	$0.27	$0.26	$0.36

Note: Percentages may not calculate precisely due to rounding.

Business Outlook

For the fourth quarter of 2013, Spansion estimates U.S. GAAP net sales in the range of $305 million to $335 million and GAAP diluted net income per share of ($0.37) to ($0.33). Non-GAAP gross margin is expected to be in the range of 30.5% to 32.5%, and non-GAAP diluted EPS is expected to be in the range of $0.17 to $0.23. These estimates exclude amortization of intangibles of approximately $10 million, and stock compensation expense of approximately $1 million in COGS and $7 million in Net Income. These estimates also exclude charges related to the acquisition of the Fujitsu Microcontroller and Analog business including (i) $10 million to $12 million in inventory markup related to fair value accounting, (ii) $2 million to $3 million in integration related cost, and (iii) up to $1 million in financing cost, and one time items consisting of $1 million to $2 million in charges related to business alignment.

Exhibit 99.1

About Spansion

Spansion (NYSE: CODE) is a global leader in embedded systems solutions. Spansion’s Flash memory, microcontrollers, analog and mixed-signal products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people's daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This presentation contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include statements related to the acquisition of the Fujitsu Microcontroller and Analog business including the possibility that anticipated benefits, growth prospects and synergies expected from the acquisition may not be fully realized or may take longer to realize than expected; the accretive nature of the transaction, including incremental margin, EBITDA and EPS estimates for future periods; estimations and variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating the new business into the Company’s existing business, including changing relationships with partners, customers, employees or suppliers; the amount of costs incurred in connection with supporting and integrating the new business and supporting new customers and partners; ongoing personnel and logistical challenges of managing the new combined organization; our ability to retain and motivate key employees from Fujitsu; and general economic and business conditions. Other risks and uncertainties include: the success of the Company’s plan to focus primarily on the embedded solutions market; the ability to improve our gross margins and to continue to successfully implement our cost reduction efforts; the ability to grow revenue; the ability to maintain a competitive cost and expense structure; the ability to maintain a strong product portfolio; the ability to control operating expenses, particularly our sales, general and administrative costs; the ability to retain and expand our customer base in focus markets, and retain and grow our share of business within our customer base; the ability to penetrate further the embedded solutions market with our high density products and expand the number of customers in emerging markets; and the ability to successfully develop and transition to the latest technologies. In addition, the instability of the global economy and tight credit markets could continue to adversely impact our business in several respects, including adversely impacting credit quality and insolvency risk of the Company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for our products. We urge investors to review in detail the risks and uncertainties discussed in the company's Securities and Exchange Commission filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

Press Contact: Michele Landry Spansion Inc. +1.408.616.3817 Michele.landry@spansion.com	Investor Relations: Rahul Mathur Spansion Inc. +1.408.616.6682 Rahul.mathur@spansion.com

Exhibit 99.1

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended September 29, 2013	Three Months Ended June 30, 2013	Three Months Ended September 30, 2012
Net sales	$273,378	$195,070	$239,747
Cost of sales	217,210	137,714	161,281
Gross Profit	56,168	57,356	78,466
Research and development	38,341	23,548	27,407
Sales, general and administrative	54,544	34,414	35,228
Restructuring charges	6,264	-	1,862
Operating income (loss)	(42,981)	(606)	13,969
Interest and other income (expense)	3,579	3,118	1,267
Interest expense	(7,351)	(7,378)	(7,339)
Gain on acquisition of the Microcontroller and Analog business	8,205	-	-
Income (loss) before income taxes	(38,548)	(4,866)	7,897
Provision (benefit) for income taxes	(1,644)	(1,635)	2,757
Net income (loss)	(36,904)	(3,231)	5,140
Net income (loss) per common share
Basic	$(0.63)	$(0.06)	$0.09
Diluted	$(0.63)	$(0.06)	$0.08
Shares used in per share calculation
Basic	58,785	58,646	60,139
Diluted	58,785	58,646	60,820

Exhibit 99.1

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except par value and shares)

Assets	September 29, 2013	June 30, 2013	December 30, 2012
Current assets:
Cash and cash equivalents	$193,025	$205,535	$262,177
Short-term investments	35,367	99,751	51,720
Accounts receivable, net	155,206	112,865	106,864
Inventories	257,600	197,082	182,192
Deferred income taxes	3,811	8,644	8,699
Prepaid expenses and other current assets	64,914	36,609	28,531
Total current assets	709,923	660,486	640,183

Property, plant and equipment, net	186,211	174,369	176,728
Intangible assets	177,207	134,528	149,153
Goodwill	166,584	166,558	166,931
Other assets	66,961	33,627	39,171
Total assets	$1,306,886	$1,169,568	$1,172,166

Liabilities and Equity
Current liabilities:
Accounts payable	99,454	83,607	85,542
Accrued compensation and benefits	65,606	18,597	26,080
Other accrued liabilities	97,896	32,989	29,913
Income taxes payable	1,673	2,066	2,618
Deferred income	27,099	15,140	9,135
Current portion of long-term debt	5,380	4,887	5,382
Total current liabilities	297,108	157,286	158,670

Deferred income taxes	4,408	9,234	9,393
Long-term debt, less current portion	413,789	409,602	410,913
Other long-term liabilities	34,688	27,263	31,416
Total liabilities	749,993	603,385	610,392
Stockholders’ equity
Class A Common stock, $0.001 par value, 150,000,000 shares authorized, shares issued and outstanding (58,828,662 shares as of September 29, 2013; 58,698,273 shares as of June 30, 2013 and 57,267,409 shares as of December 30, 2012)	59	59	58
Class B common stock, $0.001 par value, 1 share authorized, 1 share issued and outstanding	-	-	-
Preferred Stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	-	-	-
Additional paid-in capital	739,646	708,645	690,891
Accumulated deficit	(182,261)	(145,357)	(127,691)
Accumulated other comprehensive income (loss)	(551)	2,836	(1,484)
Total stockholders’ equity	556,893	566,183	561,774
Total liabilities and stockholders’ equity	$1,306,886	$1,169,568	$1,172,166

Exhibit 99.1

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended September 29, 2013	Three Months Ended June 30, 2013	Three Months Ended September 30, 2012
Cash Flows from Operating Activities:
Net Income (Loss)	$(36,904)	$(3,231)	$5,140
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,361	19,359	22,611
Provision (benefit) for deferred income taxes	(3,738)	34	(87)
Net gain on sale and disposal of property, plant and equipment	(2,126)	(365)	(1,117)
Gain on acquisition of Microcontroller and Analog business	(8,205)	-	-
Partial repurchase of 7.875% Senior Notes related costs	2,280	-	-
Gain on recovery from impaired investment	(9,592)	-	-
Compensation recognized under employee stock plans	7,028	7,672	8,761
Changes in operating assets and liabilities	77,707	(15,483)	27,009
Net cash provided by operating activities	49,811	7,986	62,317
Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	2,272	322	1,714
Purchase of property, plant and equipment	(14,525)	(11,829)	(12,166)
Purchase of marketable securities	(9,431)	(67,080)	(28,686)
Proceeds from maturities of marketable securities	73,815	14,727	44,336
Proceeds from recovery of impaired investment	9,592	-	-
Acquisition, net of cash acquired	(148,144)	-	-
Net cash provided by (used for) investing activities	(86,421)	(63,860)	5,198
Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	844	839	27
Proceeds from issuance of Senior Exchangeable Notes	150,000	-	-
Costs on issuance of Senior Exchangeable Notes	(4,506)
Payment on debt and capital lease obligations	-	(560)	(15,560)
Refinancing costs on Revolver	(84)	(84)
Purchase of capped call for the Senior Exchangeable Notes	(15,375)	-	-
Partial repurchase of 7.875% Senior Notes including costs	(106,779)	-	-
Acquisition of noncontrolling interest	-	-	(720)
Cash settlement on hedging activities	-	-	(268)
Net cash provided by (used for) financing activities	24,100	195	(16,521)
Effect of exchange rate on cash and cash equivalents	-	(518)	339
Net increase (decrease) in cash and cash equivalents	(12,510)	(56,197)	51,333
Cash and cash equivalents at the beginning of period	205,535	261,732	228,127
Cash and cash equivalents at end of period	$193,025	$205,535	$279,460

Exhibit 99.1

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including gross profit, operating income, net income, and adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain expenses that the company believes are not indicative of its core operating results. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release.

Management believes these non-GAAP financial measures reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results and provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management. During the quarter ended September 29, 2013 the presentation of non-GAAP financial information included the addition of interest expense, taxes, depreciation, amortization and stock compensation expense to the net income. Further adjustments due to revenues lost due on Microcontroller and Analog business, acquisition related expense, gain on acquisition, inventory mark-up amortization, financing costs, restructuring charges and others attempt to exclude items that are either non-cash or non-recurring in nature.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

Net Sales to Non-GAAP Net Sales

($ in millions)	Q3 2013	Q2 2013	Q3 2012
GAAP Net Sales	$273.4	$195.1	$239.7
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	1.5	-	-
Non-GAAP Net Sales	$274.9	$195.1	$239.7

Gross Profit to Non-GAAP Gross Profit
($ in millions)	Q3 2013	Q2 2013	Q3 2012
GAAP gross profit	$56.2	$57.4	$78.5
Add: Intangibles amortization	9.5	6.8	6.8
Add: Inventory mark-up amortization	27.1	-	-
Add: Stock compensation expense	1.4	1.3	1.7
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	1.5	-	-
Add: Acquisition related costs	0.2	-	-
Add: Restructuring and others	1.4	-	-
Non-GAAP Gross Profit	$97.3	$65.5	$87.0

Exhibit 99.1

Operating Income (Loss) to Non-GAAP Operating Income

($ in millions)	Q3 2013	Q2 2013	Q3 2012
GAAP operating income (loss)	$(43.0)	$(0.6)	$14.0
Add: Intangibles amortization	9.5	6.8	6.8
Add: Inventory mark-up amortization	27.1	-	-
Add: Stock compensation expense	7.0	7.7	8.8
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	1.5	-	-
Add: Acquisition costs	7.4	4.5	-
Add: Litigation reserve	8.0	-	-
Add: Restructuring and others	7.7	-	1.9
Non-GAAP Operating Income	$25.2	$18.4	$31.5

Net Income (Loss) to Non-GAAP Net Income and Adjusted EBITDA

($ in millions)	Q3 2013	Q2 2013	Q3 2012
GAAP net income (loss)	$(36.9)	$(3.2)	$5.1
Add: Intangibles amortization	9.5	6.8	6.8
Add: Inventory mark-up amortization	27.1	-	-
Add: Stock compensation expense	7.0	7.7	8.8
Add: Restructuring and others	7.7	-	1.9
Add: One-time financing costs	8.0	-	-
Add: Litigation reserve	8.0	-	-
Add: Revenue lost on Microcontroller and Analog business due to purchase accounting	1.5	-	-
Add: Acquisition costs, net of gain on acquisition	(5.8)	4.5	-
Less: Gain on recovery from impaired investment	(9.6)	-	-
Non-GAAP Net Income	$16.6	$15.7	$22.6
Add: Interest and other expense (income)	6.5	4.3	6.1
Add: Taxes	2.1	(1.6)	2.8
Add: Depreciation	12.8	12.2	15.3
Adjusted EBITDA	$38.0	$30.6	$46.8

Note: Totals may not add precisely due to rounding.